Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PPL Corporation

(Exact Name of Registrants as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $.01 per share	Rule 457(c) and Rule 457(r) (2)	15,000,000 shares (1)	$25.71	$385,650,000	0.00014760	$56,922

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets						$35,047 (3)	N/A

	Net Fee Due						$21,875 (3)	N/A

(1)

The shares may be sold from time to time by the registrant pursuant to the PPL Corporation Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). This Registration Statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933.

(2)

Calculated in accordance with Rule 457(r) under the Securities Act and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock on February 13, 2024 as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	PPL Corporation	S-3	333-253280	February 19, 2021		$35,047 (3)	Equity	Common Stock, par value $.01 per share	11,480,981 (3)	$321,237,848 (3)

Fee Offset Sources	PPL Corporation	S-3	333-253280		February 19, 2021						$45,789 (3)

(3)

PPL Corporation previously paid an aggregate registration fee of $45,789 in connection with the Registration Statement on Form S-3ASR (Registration Statement No. 333-253280), filed on February 19, 2021 (the “Prior Registration Statement”) relating to the registration of 15,000,000 shares of Common Stock, 11,480,981 of which were never sold or issued. Pursuant to Rule 457(p), the $56,922 registration fee associated with this filing is being partially offset by the $35,047 in fees that remain available under the Prior Registration Statement. As a result, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.